UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: September 8, 2004
(Date of earliest event reported)

Clarion Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-24690 (Commission File No.)	91-1407411 (IRS Employer Identification No.)

38 West Fulton, Suite 300 Grand Rapids, Michigan (Address of Principal Executive Offices)	49503 (Zip Code)

616-233-6680
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On September 8, 2004, Clarion Technologies, Inc., a Delaware corporation (the “Company”) entered into a Commercial Lease (the “Lease”) with Dayton Park, L.L.C., a Delaware corporation (the “Landlord”) for the leasing of approximately twelve and three-quarters (12 3/4) acres of land and an approximately 109,750 square foot industrial building and an approximately 15,840 square foot building, located in the City of Ames, County of Story, State of Iowa, and commonly known as 3100 South Riverside Drive, Ames, Iowa 50010 (the “Premises”). The Company intends to use the Premises for professional offices and a manufacturing facility. The term of the Lease is for ten (10) years (with two (2) five (5) year renewal options) and is at market lease rates. The base rent for the Premises ranges from $20,364.00 per month at the beginning of the term to $58,085.00 per month at the end of the second renewal term, plus normal operating expenses. In addition, the Company has a right of first refusal with respect to the Premises throughout the term of the Lease. The right of first refusal has customary terms and conditions. A copy of the Company's press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c)         Exhibits

99.1       Press release of Clarion Technologies, Inc. dated September 13, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 13, 2004	CLARION TECHNOLOGIES, INC. By: /s/ Edmund Walsh —————————————— Edmund Walsh Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.01	Commercial Lease dated September 8, 2004
99.1	Press Release dated September 13, 2004

Exhibit 1.01

COMMERCIAL LEASE

        THIS LEASE, made and entered into this 8th day of September, 2004, by and between Dayton Park, L.L.C., an Iowa limited liability company, having its principal offices at 105 S. 16th Street, Ames, Iowa 50010, hereinafter called the Landlord, and Clarion Technologies, Inc., a Delaware corporation, having its principal offices at 38 W Fulton, Suite 300, Grand Rapids, Michigan 49503, hereinafter called the Tenant.

WITNESSETH:

        1.        General Agreement. Landlord, for and in consideration of the rents, covenants and agreements hereinafter mentioned and hereby agreed to be paid, kept and performed by said Tenant, and Tenant’s successors and assigns, has leased and subleased, and by these presents does lease and sublease, to Tenant, the Premises, generally described as the approximately twelve and three-quarters (12 3/4) acre parcel of land (subject to Ground Lease with City of Ames, Iowa – See Section 34) and the approximately one hundred nine thousand seven hundred fifty (109,750) square foot industrial building and the approximately fifteen thousand eight hundred forty (15,840) square foot building located thereon (together the “Building”), situated in the City of Ames, County of Story, State of Iowa, commonly known as 3100 South Riverside Drive, Ames, Iowa 50010, and legally described on attached Exhibit A (the “Premises”).

        2.        Use of Premises. Subject to the conditions herein contained, the Premises shall be used for a professional office and manufacturing facility and related purposes and for no other purpose or business. Tenant shall comply with and shall observe all laws, ordinances, rules and regulations of all public authorities relating to the use of the Premises, and to the taking of or the requirement for the installation of any permissible improvements thereon, including without limitation, removal of rubbish from the Premises, and compliance with all lawful requirements of applicable laws and local ordinances, including, without limitation, all laws commonly known as “environmental laws.”

        3.        Term and Rental. The initial term of this lease shall commence upon the close of the sale of the buildings to the Landlord (the “Commencement Date”) and shall be for an initial term of one hundred twenty (120) months, plus the remainder of the initial month, if the initial lease term commences on a day other than the first calendar day of a month. If the closing on the sale of the buildings to Landlord does not take place on or before September 3, 2004, this Lease shall be void and of no further force and effect.

        Tenant shall pay rent from the commencement date to March 1, 2005 equal to monthly rent of $20,364.00. Tenant shall pay rent from the period April 1, 2005 through December 31, 2005 based on an annual rent of $408,168.00 or $34,014.00 per month. Rent shall be paid on the first day of each month in advance (“Due Date”) via electronic transfer of funds to Routing No. 073902274 and Account No. 120855 (or such other routing number and account number as Landlord may direct in writing). At the beginning of each of the subsequent years of the Lease, including renewal terms, if applicable, the annual rent payable by Tenant shall be paid in twelve (12) equal monthly installments on the due date as follows:

	Monthly	Annually
Commencement - March, 2005	$20,364
April 1, 2005 - September 30, 2005	$34,014
October 1, 2005 - September 30, 2006	$34,014	$408,168
October 1, 2006 - September 30, 2007	$36,630	$439,565
October 1, 2007 - September 30, 2008	$36,630	$439,565
October 1, 2008 - September 30, 2009	$38,724	$464,683
October 1, 2009 - September 30, 2010	$38,724	$464,683
October 1, 2010 - September 30, 2011	$42,387	$508,639
October 1, 2011 - September 30, 2012	$42,387	$508,639
October 1, 2012 - September 30, 2013	$45,003	$540,037
October 1, 2013 - September 30, 2014	$45,003	$540,037

First Renewal Term, if applicable
October 1, 2014 - September 30, 2015	$47,620	$571,435
October 1, 2015 - September 30, 2016	$47,620	$571,435
October 1, 2016 - September 30, 2017	$50,236	$602,832
October 1, 2017 - September 30, 2018	$50,236	$602,832
October 1, 2018 - September 30, 2019	$50,236	$602,832

Second Renewal Term, if applicable
October 1, 2019 - September 30, 2020	$52,853	$634,230
October 1, 2020 - September 30, 2021	$52,853	$634,230
October 1, 2021 - September 30, 2022	$55,469	$665,627
October 1, 2022 - September 30, 2023	$55,469	$665,627
October 1, 2023 - September 30, 2024	$58,085	$697,025

        Any amount due from the Tenant to Landlord under this Lease which is not paid within seven (7) days of its due date, shall bear a late charge of five percent (5%) of the amount due plus interest at the rate of the lesser of fourteen percent (14%) per annum or the highest amount permitted by law from the date due until the date paid, unless otherwise specifically provided herein. The payment of such interest by Tenant shall not excuse or be deemed a cure of any default by Tenant under this Lease.

        Landlord acknowledges and agrees that Landlord shall be responsible for and shall promptly pay when due any and all base rent, additional rent, and other payment obligations owing under the Ground Lease described in Section 34 of this Lease.

        4.        Quiet Enjoyment. If the Tenant shall pay the rents due herewith and shall perform all of the covenants and agreements on its part to be performed hereunder, Landlord covenants and agrees that Tenant shall have peaceful and quiet enjoyment of the Premises.

        5.        Assignment and Subletting. This lease shall not be assigned, nor shall any part of the Premises be sublet by the Tenant without the prior written consent of the Landlord which shall not be unreasonably withheld, conditioned or delayed. Any permitted assignment or subletting shall not relieve the Tenant from its covenants and agreements herein contained including its agreement to pay the aforesaid rentals, in the event any assignee(s), transferee(s), or subtenant(s) shall default in the performance of them, unless the Landlord specifically in writing shall release the Tenant therefrom. Acceptance of rents from a purported assignee, transferee, or subtenant shall not be deemed to be a consent to the assignment or subletting to such person.

        Notwithstanding any other provision of the Lease, Tenant shall have the right at all times during the term of the Lease to assign the Lease or sublet all or part of the Premises to a parent business organization of Tenant, to one or more subsidiaries of Tenant, to any other company that is affiliated with Tenant or Tenant’s parent business organizations or to the surviving business organization of a merger with or purchaser of Tenant or of Tenant’s operations at the Premises; provided, however, that Tenant shall give Landlord prior written notice of any such assignment or subletting and Tenant shall not be released or relieved of any of its duties, obligations or primary liability under the Lease, whether past, present or future, as a result of any such assignment or subletting unless Landlord, in Landlord’s sole good faith discretion, agrees in writing to such release. For purposes of the Lease, an “affiliate” of an entity shall mean a parent or subsidiary business organization of Tenant or any other entity controlled by, or controlling, or under common control with, such parent or subsidiary (“control” for this purpose meaning ownership of fifty percent (50%) or more of the legal and equitable interest in the entity controlled).

        6.        Taxes. From and after the Commencement Date and throughout the term of this Lease, Tenant shall pay Landlord as additional rental the amount of all real property taxes and installments of special assessments levied upon the leased area and any improvements located thereon for the assessment period covered by the initial term and any extended term of this Lease. The amount of additional rental payment under this Section shall be determined and paid as follows:

a.	On Commencement Date and the first day of each month thereafter, so long as this Lease is in force, Tenant shall pay to Landlord a sum equal to 1/12th of the total net real property taxes and installments of special assessments then currently payable on the leased area, rounded up to the next whole dollar.

b.	Within 60 days after each official levy of taxes or installments of special assessments upon the leased area which is attributable to an assessment period covered by this Lease, Landlord shall submit to Tenant a statement showing the actual tax or assessment liability of Tenant for such assessment period and the difference between the actual tax or special assessment installment and the estimated tax or special assessment installment previously paid to Landlord. If the difference represents an underpayment, the amount of such difference shall then be paid by Tenant to Landlord. If the difference represents an overpayment, the amount of such difference shall then be refunded by Landlord to Tenant.

c.	Real property taxes and special assessment installments levied for the assessment period during which this lease commences and for the assessment period during which this lease expires shall be prorated and Tenant shall be responsible for paying only that part thereof attributable to the period of time during which this Lease is in force. All special assessments shall be paid in installments over the longest time period available.

d.	If, upon the expiration of this Lease, there is a period of time for which real estate taxes have not been levied upon the leased area, Tenant’s remaining responsibility, if any, under this Section shall then be determined and paid to Landlord on the basis of the taxes levied for the last preceding assessment period.

e.	The terms “taxes” as used herein shall not include any tax on Landlord’s “right” to rent or “right” to other income from the Premises or against Landlord’s business of leasing the Premises, or any assessment, tax, license fee, business license fee, commercial rental tax, levy, charge, penalty, or similar imposition imposed by any taxing authority or other authority with the power to tax, except and only to the extent such assessment, tax, fee or other amount (i) is levied and assessed in lieu of a traditional ad valorem property tax, and (ii) applies to the Premises and (iii) is applicable to all owners of commercial properties (and not only to residents or other types of properties) in the area.

f.	Tenant shall have the right to protest real estate taxes on behalf of Landlord and Landlord shall fully cooperate with such protest.

g.	Landlord shall provide to Tenant, within two (2) days of the date payable, written evidence that the real property taxes and special assessment installments described above have been timely paid.

        Tenant shall pay all personal property taxes assessed against the personal property owned by the Tenant and located on the Premises and on any personal property brought into the Premises or produced thereon by Tenant and which is assessable for personal property tax purposes.

        7.        Utility Services. From and after Commencement Date, Tenant covenants and agrees that it will make payment on time for all gas, electricity, water, sewer, telephone, cable, and any and all other public utilities and/or services used or consumed on said premises during the term of this lease term. Utilities, janitorial service and maintenance contracts shall be paid directly by Tenant to the service provider.

        8.        Repairs and Maintenance. Tenant hereby accepts the Premises in its present “As Is” condition. Notwithstanding the foregoing, Landlord represents that as of the Commencement Date all equipment (including, without limitation, the HVAC system and lighting) is in good and operable condition and meets the performance standards for which it was designed. Tenant shall commit no waste and shall make and pay for all repairs and alterations of whatsoever nature required, notwithstanding that any such repairs, alterations, or improvements are capital replacements, and shall keep the Premises and every part thereof in as good condition and repair, and at the expiration of the lease, yield and deliver up the same in like condition as when taken, normal wear and tear and casualty damage excepted. Without limiting the within requirements, all plate and other glass, if broken, shall be replaced by, and at the expense of Tenant. Should Tenant fail within ten (10) days after written notice from Landlord to make any required repairs including replacements, Landlord may make such repairs or replacements and shall be immediately reimbursed therefor by Tenant, and, upon any failure to make such reimbursement, Tenant shall be subject to late charges as described in Section 3 of this Lease.

        Notwithstanding the foregoing, Landlord shall take full responsibility, at Landlord’s sole expense, for structural elements of the Premises and shall also take full responsibility including sole financial responsibility for replacement of the roof, parking lot and HVAC systems. Tenant agrees to be responsible for general repair and maintenance of the building systems including the roof, parking lot and HVAC system, including annual maintenance contracts on the HVAC system, at Tenant’s sole cost, in a reasonable, acceptable manner.

        9.        Improvements; Restoration. All alterations, additions and improvements made to the Premises shall be at Tenant’s expense and, in the case of structural alterations, may be made only if Tenant receives the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Landlord hereby consents to the tenant improvements set forth in attached Exhibit B (the “Tenant Improvements”). Tenant shall provide Landlord with complete plans and specifications for all work Tenant desires to perform before beginning construction for approval by Landlord which shall not be unreasonably withheld and which shall be provided to Tenant in writing within seven (7) days of receipt of plans and specifications. All alterations, additions and improvements shall be made in a workmanlike manner and shall comply with all applicable laws rules, codes and regulations of governmental authorities having jurisdiction over the Premises. Tenant shall provide lien waivers to Landlord for all work completed on the premises.

        Landlord reserves the right to prescribe the form, size, and character, and location of any and all awnings affixed to and all signs which may be placed or painted upon any part of the Premises, and the Tenant agrees not to place any awning or sign on any part of the Premises without the written consent of the Landlord, or to bore or cut into any column, beam, or any part of the demised premises without the prior written consent of Landlord; provided, however, that Landlord consents to the current location of all such as of the date hereof and agrees that the same shall only require relocation if mandated by applicable law.

        The Tenant agrees, at its own expense to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Tenant’s occupancy of the Premises, including, without limitation, the City of Ames, the FAA and the Americans with Disabilities Act.

        On surrender of the Premises, or upon expiration of the term of the Lease, whichever shall first occur, Tenant shall repair all damages to floors, walls, ceilings, and other parts of the Premises occasioned by the installation or removal of trade fixtures installed by the Tenant, shall remove all debris, rubbish and waste material therefrom, and shall restore the Premises to the same condition as when taken except in respect to improvements made thereto with Landlord’s consent and except for normal wear and tear and casualty damage. Unless otherwise agreed upon by both parties in writing, all alterations, additions and improvements placed on or in the Premises shall become the property of Landlord and shall remain on the Premises at the termination of the Lease without molestation or injury.

        10.        Eminent Domain. In the event that any part of the Premises shall be taken by exercise of the power of eminent domain (including governmental purchase in lieu of completion of bona fide condemnation or eminent domain proceedings theretofore actually threatened or instituted) the rent payable thereafter shall be decreased in proportion to the amount or portion of the Premises as shall be taken under such proceeding; provided if all of the Premises shall be so taken, or if the taking shall preclude the Tenant from utilizing reasonably the Premises as contemplated in Section 2 hereof, then Tenant may terminate this Lease at the time possession must be surrendered and the Tenant shall be relieved of all future rental payments provided for herein; provided, further, Landlord may voluntarily sell the Premises or any part thereof in connection with any such proceeding that may be threatened or instituted.

        In no event shall Tenant have the right to compensation for the value of the term, his rights being solely those of reduced rent or termination as set forth in this Section 10.

        11.        Public Liability Insurance. Tenant shall furnish to the Landlord a certificate or other evidenced acceptable to Landlord showing that Tenant has had issued to it a policy or policies of fire, flood (if determined to be in a federally designated flood plain), and extended coverage insurance insuring against damage to property in the minimum amount of the full replacement cost of the building on the Premises and bodily injury (including death) in the minimum amount of $1,000,000.00 for injury to one person and $2,000,000.00 for injury to more than one person, in one accident or occurrence, naming Landlord as additional insured, and the Tenant shall pay all premiums thereon and furnish evidence of such payment to the Landlord. The insurance shall list any financial institution named by the Landlord from time to time as mortgagee.

        In the event Tenant’s use of the building requires any changes or additions to the building structure or improvements, any such changes required by the insurance company shall be at Tenant’s sole cost and expense.

        12.        Subrogation. Each policy of insurance that a party to this Lease is required to maintain shall contain appropriate clauses or endorsements under which the insurer waives all right to subrogation against the other party, and it agents, employees, invitees, guests and licensee, with respect to losses payable under such policy. In addition, each party hereby waives all right of recovery which it might otherwise have against the other party, and its agents employees, invitees, guests or licensees for any loss or damage which is covered by a policy of insurance carried by the party, notwithstanding that such loss or damage may result from the negligence or fault of the other party, or its agents, employees, invitees, guests or licensees. Any deductible amount included in any such insurance policy shall be treated as though it were recoverable under the policy.

        The Landlord shall not be liable for damage to the property or business of Tenant in or on the Premises resulting from any of the perils covered by fire and extended coverage insurance, or which would be covered if such insurance were in force, and Tenant agrees not to sue for such damage and that every applicable policy of insurance will contain or be endorsed with the standard waiver of subrogation clause.

        13.        Fire and Other Casualty. In the event the building on the Premises shall be damaged by fire or by the elements or other casualty, Landlord, as soon as reasonably may be done, shall reconstruct, repair or rebuild to the extent necessary to make the same substantially similar in character and value of the building so damaged, and to the extent that insurance proceeds are available for Landlord’s use for such reconstruction. In the event such loss shall render the buildings totally unusable to the extent that business cannot be conducted therein by the Tenant, rent shall abate until said building shall have been put back in condition substantially similar to their condition immediately prior to said loss; provided, if these buildings are partially destroyed by fire or the elements or other casualty, and are not rendered totally unusable by Tenant, the Tenant shall pay such proportion of the rental herein provided as the part of the buildings that may be used for the business of the Tenant bears to the whole thereof.

        Notwithstanding anything in this Lease to the contrary, in the event more than fifty percent (50%) of the Premises is rendered unusable by Tenant, Tenant shall have the right to relocate or close its operation until such time that the Premises are fully restored. During such time rental shall fully abate including all operating expenses and taxes. Within thirty (30) days of the occurrence of such fire or other casualty, Landlord shall provide Tenant with a written notice specifying if the Premises will be restored and if it is to be restored, the date by which restoration shall be complete. In the event the Premises are not to be restored, the Lease and all obligation including rent to the Landlord, shall have terminated as of the date of fire or other casualty. In the event restoration is estimated to take more than one hundred twenty (120) days, or if the restoration actually takes more than the estimated one hundred twenty (120) days, from the date of fire or other casualty, Tenant, at Tenant’s option, shall have the right to terminate the Lease as of the date of fire or other casualty.

        14.        Non-Liability Clause. Unless, resulting from acts or omissions of Landlord or its agents, employees, invitees, guests or licensee’s fault or negligence, Landlord shall not be liable for damage to any property on the Premises or in any building located thereon from water, rain, ice, or snow which may leak into, issue or flow from any part of the building or from the pipes of plumbing or from any other place.

        Landlord shall not be liable to Tenant for damages nor shall Tenant be entitled to abatement of rent by reason of interruption of business resulting from the making of any repairs or restoration required to be made by Landlord under Section 13 hereof if Landlord proceeds with reasonable due diligence in so doing. This subparagraph shall not transcend any express contrary provision in Section 13 hereof.

        Neither Landlord or its agents shall be liable for any injury or damage to persons or property of Tenant, its agents, employees, visitors, invitees, or licensees in, upon or about the Premises, resulting from any cause whatsoever except such that arise from the acts or omissions of the Landlord.

        15.        Indemnification. The Tenant hereby indemnifies and agrees to defend and hold Landlord and its agents harmless against any and all liabilities, damages, expenses, fees, penalties, causes of action, suits, costs, legal fees, claims or judgments arising from injury to persons or property (collectively referred to as “Claims”) occasioned wholly or in part by any act or acts, omission or omissions of Tenant, its agents servants, contractors, employees, visitors, invitees or licensees. Landlord hereby indemnifies and agrees to defend and hold Tenant and its agents harmless against any and all Claims arising from injury to persons or property occasioned wholly or in part by any act or acts, omission or omissions of Landlord, its agents, servants, contractors, employees, visitors, invitees or licensees. The provisions of this Paragraph shall not apply to the extent any such Claim arises from the acts or omission of the party to be indemnified or to the extent any such Claim is payable by insurance carried by either party.

        16.        Hold-over Tenancy. If Tenant shall remain in possession of any part of the Premises following the end of the term of this Lease, it shall be a Tenant from month to month only upon the same terms and conditions as contained in this Lease, except as to term; provided, however, if such holding over is without Landlord’s written consent, Tenant shall pay to Landlord as rent for each month, or part of a month, that Tenant remains in possession of the Premises, one and one-half (1.5) times the monthly rental rate in effect immediately prior to the date of termination and Landlord shall have the right to require Tenant to surrender possession of the Premises to Landlord immediately and without notice.

        17.        Default.

A.	Tenant Default. Landlord may, at its option, terminate this Lease, as provided below and take the action outlined in Paragraph b, below, IF:

i.	Tenant defaults in payment of any rent or any other payments when due and the failure continues for at least five (5) business days after Tenant’s receipt of written notice of such default, provided, however, that Landlord shall not be required to give more than 2 such written notices within any Lease year;

ii.	Tenant defaults in fulfilling any of the other covenants or obligations of this Lease on Tenant’s part to be performed hereunder, and such default has not been cured within thirty (30) days after written notice from Landlord to Tenant specifying the nature of said default, or if the default so specified shall be such that it can be cured or remedied, but not within said thirty (30) day period, if Tenant shall not in good faith have commenced the curing or remedying of such default within such thirty (30) day period and shall not thereafter diligently proceed therewith to completion, which completion shall in no event be more than ninety (90) days after notice from Landlord; OR

iii.	At any time during the Lease Term, if Tenant should be in default of their financial obligation of this Lease, should there be filed by or against Tenant in any court, pursuant to any statute, either of the United states or any state, a petition:

(a)	In bankruptcy,
(b)	Alleging insolvency,
(c)	For reorganization,
(d)	For the appointment of a receiver or trustee, (e) For an arrangement under the Bankruptcy Code, or (f) If a similar type of proceeding shall be filed and any such petition or filing against Tenant has not been dismissed within a period of twenty (20) days; OR

iv.	If Tenant should be in default under any terms of this Lease and makes or proposes to make an assignment for the benefit of creditors; OR

v.	Tenant does, or permits to be done, any act which creates a mechanic’s lien or claim therefore against the Premises which is not cancelled, released, discharged and extinguished or bond posted for the satisfaction thereof within thirty (30) days after Tenant receives notice of filing of such lien; then the Landlord may elect to declare the net present value of the rent for the balance of the Lease Term, or any part thereof, due and payable forthwith (at a reasonable discount rate), or at the option of the Landlord, this Lease shall terminate and come to an end on the date specified in such notice of cancellation, and Tenant shall quit and surrender the Premises to Landlord as if the Lease Term hereunder ended by the expiration of the time fixed herein, but Tenant shall remain liable as hereinafter provided.

B.	Landlord’s Right on Default.

i.	Upon an event of default as specified in paragraph A above, should Landlord elect to terminate this Lease, Landlord shall have the immediate right to reentry and may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process, all of which Tenant expressly waives, and Landlord shall not be deemed guilty of trespass, or become liable for any loss or damage which may be occasioned thereby.

ii.	Should Landlord elect to re-enter or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may make such alterations and repairs as may be necessary in order to relet the Premises or any part thereof, for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rentals and upon such other terms and conditions as Landlord, in its reasonable discretion, may deem advisable. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness, other than rent due hereunder, from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and to costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder, the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant as set forth herein, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Landlord shall recover from Tenant all actual damages it may incur by reason of Tenant’s default, including the cost of recovering the Premises. Landlord agrees to take all reasonable efforts to mitigate its damages.

iii.	The parties hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other or any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, and/or any claim of injury or damage.

iv.	In the event of a breach by Tenant of any of the covenants or provisions hereof, Landlord shall have, in addition to any other rights and remedies which it may have, any other rights and remedies allowed at law or in equity, including injunctive relief. In the event of any litigation arising out of enforcement of this Lease, the prevailing party in such litigation shall be entitled to recovery of all costs, including reasonable attorneys’ fees.

v.	In the event that it is necessary to bring suit to enforce or seek a declaration under the terms of the Lease, the parties hereto agree that any court of competent jurisdiction situated in Story County, Iowa shall have venue of such action. This Lease shall be deemed to have been made in Story County, Iowa and shall be interpreted, and the rights and liabilities of the parties here determined, in accordance with the laws of the State of Iowa. Landlord and Tenant agree that said agent may notify them of service of process by mailing a certified copy of said process to the party at the party’s address as specified in the Lease.

C.	Non-Waiver Provisions. The failure of Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein shall not be deemed to be a waiver of any rights or remedies that Landlord may have and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained. The maintenance of any action or proceeding to recover possession of the Premises or any installment of rent or any other monies that may be due or become due from Tenant to Landlord shall not preclude Landlord from thereafter instituting and maintaining subsequent actions or proceedings for the recovery or possession of the Premises or of any other monies that may be due or become due from Tenant including all expenses, court costs and attorneys’ fees and disbursements incurred by Landlord in recovering possession of the Premises and all costs and charges for the care of the Premises while vacant. Any entry or re-entry by Landlord shall not be deemed to absolve or discharge Tenant from liability hereunder.

        18.        Bankruptcy. If the Tenant shall become insolvent or make an assignment for the benefit of creditors, or file a petition in bankruptcy, or seek the benefit of any bankruptcy, composition, or insolvency law or act, or if Tenant shall become the subject of a court proceeding in bankruptcy, or be adjudged bankrupt or if a receiver or trustee of the property of Tenant shall be appointed, or this Lease shall by operation of law devolve upon or pass to any person or persons other than the Tenant, then in each such case Landlord shall have the right and option to terminate this Lease at any time, and with or without demand or notice, and with or without legal process, enter into the Premises and take possession thereof, and may use all force necessary to effect such entry and/or to hold such possession and/or to remove Tenant and/or any person and/or any property from the Premises.

        19.        Right of Entry. Upon at least forty-eight (48) hours advance notice, Landlord and its agents shall have the right to enter the Premises at such reasonable times as will not interfere with the Tenant’s normal use thereof for the purpose of inspection, repair, showing to prospective purchasers and/or tenants, posting and maintaining “for sale” or rental signs; provided, however, that showing to prospective tenants and posting “for rent” signs shall be allowed only within a period of one hundred eighty (180) days from the end of the term or any extended term as the case may be; provided, however, under no circumstances shall Landlord be entitled to enter the Premises with a competitor of Tenant and/or its affiliates without three (3) business days prior written notice.

        20.        Notice. Any notice, reports or statements required to be given hereunder shall be sufficiently given if served in person on Landlord and Tenant or mailed, postage fully prepaid, by certified United States Mail, return receipt requested, addressed to the Landlord in care of Dean Hunziker, 105 S. 16th Street, Ames, Iowa 50010 (or to such other address as the Landlord may direct in writing), and to the Tenant in care of its President at 38 West Fulton, Suite 300, Grand Rapids, Michigan 49503. The notice shall be effective two (2) days after deposited in such mail.

        21.        No Constructive Waiver. Landlord shall not be deemed to have waived any forfeiture or other right or remedy under this Lease by reason of acceptance of rent or otherwise; nor shall any consent by the Landlord to any assignment or subletting of Premises, or any part thereof, be deemed a waiver or release of any such assignee from any of the conditions or covenants herein provided; but every such assignee and subtenant shall be expressly subject to such conditions and covenants. Tenant shall not be deemed to have waived any rights under this Lease unless it is in writing and signed by an officer of Tenant.

        22.        Triple Net Lease. Except as otherwise provided in this Lease, this is a net net net lease and Tenant is to pay for all expenses including, but not limited to, taxes, and any special assessments, adequate fire and extended insurance (including Landlord as insured), public liability insurance (including Landlord as insured), and all other utilities and services such as gas, electric, air-conditioning, telephone, cable, water, and sewer, and trash removal, snow plowing and removal, lawn maintenance, and all repairs and maintenance (but not replacement) of the building and HVAC systems.

        23.        Security Deposit. Upon the Commencement Date of this Lease, Tenant shall deposit a security deposit with Landlord in the amount of $34,014.00. In the event the Tenant is late in the payment of rent twice in any twelve-month period, Tenant shall make an additional deposit to Landlord in the amount of $68,028.00.

        24.        Sale or Transfer by Landlord. Landlord may sell, assign or transfer the Premises and this Lease, and be automatically and entirely released of all covenants and obligations under this Lease from and after the date of such sale, assignment or transfer, provided the purchaser, assignee or transferee assumes and agrees to carry out all covenants and obligations of Landlord under this Lease.

        25.        Estoppel Certificates. Landlord and Tenant agree at any time and from time to time, upon not less that fifteen (15) days prior request by the other party, to execute, acknowledge and deliver a statement in writing certifying, if such certificate is accurate at such time, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and starting the modifications), and the dates to which the rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any existing or prospective purchaser or lender.

        26.        Benefits. This agreement shall inure to the benefit of and be binding upon the Landlord and the Tenant, and their respective successors, assigns and legal representatives; subject, however, to any provisions contained herein as to subletting or assignment of this lease as provided in Section 5 hereof.

        27.        Subordination; Nondisturbance. Landlord shall deliver to Tenant prior to the date specified in Section 37 of this Lease, nondisturbance agreements in recordable form from each holder of a mortgage encumbering all or any part of the Premises and each ground lessor of all or any part of the Premises, if any. The nondisturbance agreement shall assure Tenant that if Tenant is not in default under any material covenant or agreement of the Lease at the time the holder of such mortgage or ground lease or any party having an interest in the Premises forecloses its interest therein, Tenant’s tenancy will not be disturbed or affected.

        Notwithstanding anything set forth elsewhere in the Lease, Tenant agrees to subordinate its leasehold interest in the Premises to the interest of (and to attorn to) the holder of each ground lease, mortgage and trust deed conveying an interest in or encumbering the Premises and/or the Property, executed after the date of the Lease, only if and only at the time that Landlord furnishes to Tenant from each such ground lessor, mortgagee, or trustee, as the case may be, a nondisturbance agreement, in recordable form, reasonably satisfactory in form and content to Tenant.

        28.        Governing Law. This Lease shall be construed in accordance with Iowa law, excluding choice of law principles.

        29.        Option to Extend. Provided that (i) Tenant is not then in default under this Lease beyond the relevant cure period and (ii) Tenant has not been late on the payment of rent beyond the relevant cure period two (2) times in any one Lease year, Tenant shall have two (2) options to renew and extend the Term of the Lease for a period of five (5) years each. The extension options must be exercised by written notice (“Extension Option Notice”) to Landlord posted not later than one hundred eighty (180) days prior to the end of the initial term or then current extended term.

        The rate of Fixed Rent payable for the first and second option terms shall be as provided in Section 3 of this Lease.

        30.        Tenant Allowance. Landlord agrees to pay to Tenant the sum of $165,000 (the “Allowance”) to reimburse Tenant for the cost of the Tenant Improvements and other improvements to the Premises and for other costs and expenses incurred by Tenant in readying the Premises for occupancy. Landlord shall pay such sum within twenty (20) days after receipt of an invoice for improvements and lien waiver. In the event Tenant does not utilize the entire Allowance, any remainder shall be applied to rent at Tenant’s request.

        31.        Premises Name and Signage. Tenant desires prominent identification indicating its tenancy in the Premises and shall be allowed such signage provided it is in compliance with the City Code and approved by the City of Ames if required.

        32.        Tenant’s Remedies; Self-Help and Set-Off-Right.

        a.        In the event that Landlord shall breach any of its duties, obligations or agreements contained in the Lease or otherwise default in the performance of any of its duties, obligations or agreements contained in the Lease, Tenant shall have the right to exercise all legal and equitable remedies available to Tenant at law and in equity. Nothing in the preceding sentence shall limit or restrict any other rights and remedies granted to Tenant elsewhere in the Lease, including, without limitation, those specified in subparagraph b below.

        b.        Notwithstanding any other provisions of the Lease, if Landlord breaches any of the agreements and obligations of Landlord set forth in this Lease, including, without limitation, those items set forth below, and such breach is not cured within fifteen (15) days after written notice thereof from Tenant to Landlord, Tenant shall have the right to cure such breach and in addition to any other remedies, to set-off against all rent and other amounts from time to time due from Tenant to Landlord under this Lease (in the order of maturity of such amounts) an amount equal to one hundred fifteen percent (115%) of Tenant’s actual cost and expense (including, without limitation, court costs and reasonable attorneys’ fees) of curing such breach:

(1)	Landlord’s obligation to pay the Allowance to Tenant described in Section 30 of this Lease;

(2)	Landlord’s obligations to pay Tenant’s Broker, a real estate commission pursuant to Section 36 of this Lease; or

(3)	Landlord’s obligation to timely pay real property taxes and special assessment installments, as more fully described in Section 6 of this Lease.

        33.        Environmental Representations.

a.	Landlord Representations and Warranties. Landlord, to the best of its knowledge, represents to Tenant that no toxic, explosive or other dangerous materials or hazardous substances are present in the building or on the property or have been concealed within, buried beneath, released on or from, or removed from and stored off-site of the property.

Landlord warrants that Landlord will at Tenant’s request prior to lease execution fully disclose any and all reports, analyses, studies or other documents, including environmental and air quality studies, that would identify contaminants on the property. Landlord shall fully indemnify and hold Tenant harmless from all costs and expenses, including attorneys’ fees, that Tenant may incur as a result of the presence of, release of or threatened release of hazardous substances on the property, (1) prior to the effective date of the tenancy, and further (2) if caused by the Landlord during the lease term or extensions thereof.

b.	Tenant Representations, Warranties and Indemnification. Landlord has made no representations to Tenant with respect to the environmental condition or status of the Premises except as specifically set forth above. Tenant represents to Landlord that during the Lease Term, Tenants’ use of the Premises will not include the use of any toxic, explosive or other dangerous materials or hazardous substances, unless Landlord has been consulted and has consented in writing to such use and such use is in full compliance with all environmental laws. Tenant acknowledges and understands that responsibility for compliance with all environmental laws rests solely with Tenant and that Landlord has no duty or obligation for any such compliance.

During the Lease Term, Tenant shall give Landlord immediate written notice: (i) of the Tenants’ obtaining knowledge of any potential or known release, or threat of release, of any hazardous substance, at, from, upon or onto the Premises; (ii) of the Tenant’s receipt of any notice to such effect from any party including, but not limited to, local, federal, state or other governmental authority; (iii) of the Tenants’ obtaining knowledge of the incurring of any expense or loss by such governmental authority in connection with the assessment, containment or removal of any hazardous substance; or (iv) of the Tenant’s incurring any expense or loss in connection with the assessment, containment or removal of any hazardous substances. Such notice shall specify the “knowledge” referred to in clause (i), include a copy of the notice referred to in clause (ii), specify the “knowledge” referred to in clause (iii) and set out the details of the expense or loss referred to in clause (iv), as the case may be. During the Lease Term, Tenant shall provide Landlord with immediate written notice of any legal or administrative action, claims, notices, proceedings, inquiries or requests for information (and the resolution) involving the Premises or the Tenant that come to Tenant’s attention and raise or involve any environmental, health or safety issues or requirements. Such notice shall include a copy of written and a summary of oral information that precipitates the notice.

Tenant shall fully indemnify, defend and hold Landlord harmless from all costs and expenses, including attorney’s fees, that Landlord may incur as a result of the presence of, release of or threatened release of hazardous substances on the property subsequent to the effective date of the tenancy caused by Tenant.

For purposes of this paragraph, “hazardous substance” means any substance that is toxic, ignitable, reactive or corrosive or that is identified or defined as hazardous by any local government, the State of Iowa or the United States government as such identification or definition may be amended during the Lease Term. The term includes, but is not limited to, all hazardous wastes, hazardous materials, regulated substances, asbestos, polychlorinated biphenyls (PCB), urea formaldehyde, flammable explosives, radioactive materials, solid waste, oil, petroleum and petroleum products.

For purposes of this paragraph, “environmental laws” means all federal, state and local statutes, regulations, ordinances, codes, rules and other governmental restrictions and requirements relating to the environment or hazardous substances.

        34.        Ground Lease. Subject to the terms and conditions of this Lease, Tenant agrees to comply with the terms (except for the payment obligations) of the Ground Lease for the Premises attached as Exhibit C (the “Ground Lease”) during the term of this Lease. Landlord represents that a true and complete copy of the Ground Lease is attached, that the Ground Lease is in full force and effect, and that neither party is in default of the Ground Lease. Landlord acknowledges and agrees that (i) Tenant’s Rent in Section 3 of this Lease expressly fulfills the rental obligation contained in the Ground Lease, and (ii) Landlord shall be responsible for and promptly pay when due any and all base rent, additional rent, and other payment obligations owing under the Ground Lease.

        35.        Landlord’s Right to Mortgage, Subordination. Subject to the provisions of Section 27 above, this Lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect the Leased Premises and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request.

        36.        Tenant’s Broker. With regard to this Lease, Pollina Corporate Real Estate, Inc. is acting solely as the exclusive real estate broker and consultant for Tenant (“Tenant’s Broker”).

        Landlord agrees to pay, or cause to be paid to Tenant’s broker, a leasing and commission (“Commission”) of $138,799.00.

        The Leasing Commission payable shall be paid in full upon satisfaction of Tenant’s Contingencies per Section 37 of this Lease, but in no event later than September 30, 2004.

        37.        Tenant’s Contingencies. Notwithstanding anything in this Lease to the contrary, Tenant’s obligations under this Lease are contingent upon satisfaction of the following contingencies, in Tenant’s sole discretion:

(a) Nondisturbance Agreements. Tenant shall have received nondisturbance agreements from any ground lessor and/or mortgagee of the Premises as contemplated above.

(b) Due Diligence. Tenant shall have received, reviewed and approved a satisfactory title abstract, survey of the Premises and environmental assessments of the Premises.

        (c)        Approvals/Certificate of Occupancy. Tenant shall have received from the City of Ames or the relevant authority any site plan approvals, building permits and/or certificates of occupancy necessary for Tenant’s intended additions and modifications to the Premises (including the Tenant’s Improvements) and Tenant’s use and occupancy of the Premises.

        Tenant shall have until September 30, 2004 at 12:00 noon to satisfy the foregoing contingencies. If Tenant is not satisfied with any of these items, Tenant may terminate this Lease by providing written notice to Landlord in writing by 12:00 noon on September 30, 2004. In such case, Landlord shall promptly refund to Tenant all monies paid by Tenant to Landlord under this Lease.

        38.        Right of First Refusal. If, at any time during the term of this Lease, including renewal term(s), Landlord shall receive a bona fide offer from any person to purchase the Premises, Landlord shall send Tenant a copy of the offer and notify Tenant of its intention to accept the offer. Tenant shall have the right within four (4) business days of receipt of the notice to accept the terms of the offer to purchase the Premises for the purchase price and on the terms specified in the offer. If Landlord does not receive notice of Tenant’s election to accept the offer within the period of four (4) business days, Landlord may thereafter sell the Premises on the terms and conditions set forth in the offer. This right of first refusal shall terminate upon the consummation of the sale of the Premises to a third party after full compliance with the terms of this paragraph; however, if the sale is not consummated, this right of first refusal shall remain in effect until the termination of this Lease, at which time the right to first refusal shall automatically terminate. Upon termination, Tenant shall at Landlord’s request execute and acknowledge documents stating that it releases the Tenant’s rights under this paragraph.

        39.        Disclosure. Dean E. Hunziker and Erben A. Hunziker are licensed real estate brokers acting as principals on their own behalf.

        40.        Memorandum of Lease. This Lease shall not be recorded. If either party wishes to record a Memorandum of Lease, the Memorandum shall be executed by the other party on written request.

        IN WITNESS WHEREOF the parties aforesaid have duly executed the foregoing instrument or caused the same to be executed the day and the year first above written.

Landlord: Dayton Park, L.L.C. a Iowa limited liability company By: /s/ Dean E. Hunziker —————————————— Its: Member	Tenant: Clarion Technologies, Inc. a Delaware corporation By: /s/ Edmund Walsh —————————————— Its: Executive Officer By: —————————————— Its: Executive Officer

Exhibit 99.1

CLARION TECHNOLOGIES, INC.

NEWS RELEASE
CONTACT: MARY ASADORIAN
(616) 233-6680

CLARION ANNOUNCES CREATION OF ADDITIONAL MANUFACTURING CAPACITY IN AMES, IOWA

Grand Rapids, MI (September 13, 2004) — Clarion Technologies, Inc. (OTCBB: CLAR.OB) today announced that the company has entered into a commercial lease for an additional manufacturing location in Ames, Iowa.

The facility contains approximately 124,000 of industrial manufacturing square footage, and will accommodate additional business obtained from customers in the consumer goods and appliance market. The additional business is expected to begin production over the next several months.

Clarion Technologies’ President, Bill Beckman, commented, “This facility is a nice fit for us as we launch additional business in the State of Iowa. This location in Ames allows us to best serve our customers in this geographic region, and we look forward to doing business there for years to come.”

Clarion Technologies, Inc. operates four manufacturing facilities in Michigan, one in South Carolina, and two in Iowa with approximately 170 injection molding machines ranging in size from 55 to 1500 tons of clamping force. The Company’s headquarters are located in Grand Rapids, Michigan. Further information about Clarion Technologies can be obtained on the web at www.clariontechnologies.com or by contacting Mary Asadorian at (616) 233-6680.

With the exception of historical factual information, the statements made in this press release include forward-looking statements. These statements are based upon current expectations and are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Such forward-looking statements involve certain known and unknown assumptions, risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the statements. These assumptions, risks and uncertainties include, but are not limited to, those discussed or indicated in the Company’s Annual Report on Form 10-K for the year ended December 27, 2003, and in all documents filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.